UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

enCore Energy Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41489	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Berkshire Lane, Suite 210

Dallas, TX 75225

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (361) 239-2025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EU	The Nasdaq Capital Market LLC TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Convertible Note Offering

On August 19, 2025, enCore Energy Corp. (the “Company”) agreed to sell to the several initial purchasers (the “Initial Purchasers”), for whom Cantor Fitzgerald & Co. acted as representative (the “Representative”) and the Initial Purchasers agreed to purchase from the Company, $100.0 million aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2030 (the “Base Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) among the Company and the Representative (the “Convertible Notes Offering”). The Company also granted the Initial Purchasers an option to purchase from the Company up to an additional $15.0 million aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2030 (the “Additional Notes” and, together with the Base Notes, the “Notes”) pursuant to the Purchase Agreement for a period of 13 days from, and including, the date the Base Notes were issued. The issuance of the Base Notes was consummated on August 22, 2025 (the “Closing Date”). The Notes issued on the Closing Date include $15.0 million principal amount of the Additional Notes issued pursuant to the full exercise by the Initial Purchasers of their option to purchase Additional Notes.

The net proceeds from the offering of the Notes will be approximately $109.8 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use $11.5 million of the net proceeds from the Convertible Notes Offering to pay the cost of entering into capped call transactions in connection with the Notes and approximately $10.6 million of the net proceeds from the Convertible Notes Offering to repay amounts outstanding under its Uranium Loan Agreement, by and between a subsidiary of the Company and Boss Energy Limited (“Boss”), dated December 5, 2023, as amended by Amendment No. 1 dated January 31, 2024, Amendment No. 2, effective February 26, 2025, Amendment No. 3 dated June 27, 2025 and the Fourth Amendment and Addendum to Uranium Loan Agreement, dated July 3, 2025 (as amended, the “Uranium Loan Agreement”). The Company intends to use the remainder of the net proceeds from the Convertible Notes Offering for general corporate purposes.

The Notes bear interest at a rate of 5.50% per annum on the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2026, to the holders of record of the Notes as of the close of business on the immediately preceding February 1 and August 1, respectively. The Notes will mature on August 15, 2030, unless earlier redeemed or repurchased by the Company or converted.

The Notes are the senior, unsecured obligations of the Company and are equal in right of payment with the Company’s senior unsecured indebtedness, senior in right of payment to the Company’s indebtedness that is expressly subordinated to the Notes, effectively subordinated to the Company’s senior secured indebtedness, to the extent of the value of the collateral securing that indebtedness, and structurally subordinated to all indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Indenture

The Notes were issued pursuant to, and are governed by, an indenture, dated as of the Closing Date (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

Holders may convert their Notes at their option in the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2025 (and only during such calendar quarter), if the last reported sale price per common share of the Company, no par value (“Common Shares”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•

during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per common share on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the Common Shares, as provided in the Indenture;

•	if the Company calls such Notes for redemption; and

•	at any time from, and including, May 15, 2030 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the Notes will be 303.9976 Common Shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $3.29 per common share, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, Common Shares or a combination of cash and Common Shares. Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.

In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders of the Notes may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after August 21, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per common share exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice, and (ii) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a “make-whole fundamental change” with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if such note is converted after it is called for redemption. No sinking fund is provided for the Notes.

The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Notes, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any note, (iii) failure by the Company to deliver, when required by the Indenture, (x) a fundamental change notice, (y) a notice of a make-whole fundamental change or (z) a notice of certain corporate events as provided in the Indenture, if such failure is not cured within three business days after its occurrence, (iv) default by the Company in its obligations to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain amalgamation, consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $15.0 million and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its “significant subsidiaries” (as defined in the Indenture).

If an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the Notes to receive special interest on the Notes for up to 365 days.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, special interest will accrue on the Notes during the period in which the Company’s failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates. In such circumstances, special interest will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed in accordance with the terms of the Indenture and the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 15th day after the one-year anniversary of the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted. In such circumstances, additional interest will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which additional interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

The Notes were offered and sold in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes and any Common Shares issuable upon conversion thereof have not been and will not be registered under the Securities Act or any other securities laws, or qualified by way of a prospectus in any province or territory of Canada, and the Notes and any such Common Shares may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable securities laws, and may not be offered or sold to persons located or resident in Canada except pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws.

A copy of the Indenture and form of 5.50% Convertible Senior Note due 2030 are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Related Capped Call Transactions

In connection with the pricing of the Base Notes on August 19, 2025, the Company entered into privately negotiated capped call transactions (together, the “Base Capped Call Transactions”) with each of Deutsche Bank AG, London Branch, Nomura Global Financial Products Inc., Truist Bank and UBS AG, London Branch (together, the “Option Counterparties”).

In connection with the Initial Purchasers’ exercise of their option to purchase Additional Notes, the Company entered into additional capped call transactions with the Option Counterparties (together, the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of Common Shares underlying the Notes, and are expected generally to reduce potential dilution to the Common Shares upon any conversion of Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $4.52, which represents a premium of approximately 75% over the last reported sale price of the Common Shares on August 19, 2025. The cost of the Capped Call Transactions was $11.5 million.

The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The Capped Call Transactions were entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering.

The foregoing description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the confirmations of the Capped Call Transactions, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the offering of the Notes, on August 22, 2025 the Company repaid all outstanding amounts and terminated the Uranium Loan Agreement. Pursuant to the Uranium Loan Agreement, the Company repaid $10.6 million, which is inclusive of accrued but unpaid interest. The Company and Boss are engaged in a joint venture at the Company’s Alta Mesa Uranium Project.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Note Offering, Indenture and Capped Call Transactions is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Notes Offering and Capped Call Transactions is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. Any Common Shares that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

The Capped Call Transactions were entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties.

This Current Report on Form 8-K is neither an offer nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 7.01. Regulation FD.

On August 22, 2025, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information and exhibit furnished pursuant to Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that are not based on historical facts, including statements about the use of proceeds and the potential impact of the Capped Call Transactions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “expects,” “estimates,” “intends,” “plans,” “potential,” “may,” “will,” “could,” “would” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are predictions reflecting the best judgment of the Company’s senior management and reflect the Company’s current expectations regarding the use of proceeds and the potential impact of the Capped Call Transactions. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or predictions that may prove to be incorrect. In addition, the Company’s business and operations involve numerous risks and uncertainties, many of which are beyond the Company’s control, which could result in the Company’s expectations not being realized or otherwise materially affect the Company’s business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the effects of entering into the Capped Call Transactions and those described in greater detail in the Company’s filings with the SEC, particularly those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with the Company’s forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K and, except as required by law; the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture (including Form of Note) with respect to enCore Energy Corp.’s 5.50% Convertible Senior Notes due 2030, dated August 22, 2025, by and between enCore Energy Corp. and U.S. Bank National Association, as trustee

4.2	Form of 5.50% Convertible Senior Notes due 2030 (included in Exhibit 4.1)

10.1	Form of Capped Call Confirmation

99.1*	Closing Press Release issued by enCore Energy Corp., dated August 22, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	This Exhibit is intended to be furnished to, and not filed with, the Commission pursuant to General Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY CORP.

	By:	/s/ Robert Willette
Robert Willette
Acting Chief Executive Officer and Chief Legal Officer

Dated: August 22, 2025